EXHIBIT 99.1

STEC Selects Ernst & Young as New Independent Auditors

SANTA ANA, Calif. – Sept. 26, 2012 – STEC, Inc. (NASDAQ: STEC), a leading global provider of solid-state drive (SSD) technologies and products, today announced that it has engaged Ernst & Young LLP as the Company’s new independent auditors effective immediately.

“The selection of Ernst & Young concludes a thorough evaluation process conducted by the Company for an independent audit firm to succeed PricewaterhouseCoopers,” said Rajat Bahri, the chairman of STEC’s Board of Directors’ Audit Committee. “We believe that Ernst & Young has the expertise and global reach to provide for a seamless transition and we are looking forward to working with them.”

About STEC, Inc.

STEC, Inc. is a leading global provider of enterprise-class solid-state drive (SSD) technologies and solutions tailored to meet the high-performance, high-reliability and high-endurance needs of today’s data-intensive server and storage platforms. With headquarters in Santa Ana, California, and locations worldwide, STEC leverages almost two decades of solid-state knowledge and experience to design, manufacture and deliver the most comprehensive line of PCIe, SAS, SATA, and embedded SSDs on the market today. In addition, STEC’s EnhanceIO™ SSD Cache Software enables IT managers to cost-effectively scale server application performance. For more information, please visit www.stec-inc.com.

STEC, the STEC logo, and EnhanceIO are either registered trademarks or trademarks of STEC, Inc. in the United States and certain other countries. All other trademarks or brand names referred to herein are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including those statements concerning STEC’s engagement of Ernst & Young LLP as the Company’s independent auditors. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and cause actual outcomes and results to differ materially from current expectations. Important factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements are detailed in filings with the U.S. Securities and Exchange Commission, made from time to time by STEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The information contained in this press release is a statement of STEC’s present intentions, beliefs or expectations. STEC may change its intentions, beliefs or expectations, at any time and without notice, based upon any changes in such factors, from STEC’s assumptions and otherwise. STEC undertakes no obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances occurring after the date thereof, or to reflect the occurrence of unanticipated events.

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CONTACTS:

Mitch Gellman

Vice President of Investor Relations

STEC, Inc.

(949) 260-8328

ir@stec-inc.com

Jerry Steach

Director, Public Relations

STEC, Inc.

(415) 222-9996

pr@stec-inc.com